Exhibit 10.11                                                  EXECUTION COPY






                               GUARANTY AGREEMENT


                                   dated as of


                                 April 18, 1996


                                     between



                   KFC NATIONAL PURCHASING COOPERATIVE, INC.,
                    d/b/a FOODSERVICE PURCHASING COOPERATIVE
                                  as Guarantor


                                       and


                       NATIONAL CONSUMER COOPERATIVE BANK
                                    as Buyer

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Defined Terms............................................  1

                                   ARTICLE II

                             GUARANTOR AND GUARANTY

SECTION 2.01    Guarantor's Guaranty.....................................  2
SECTION 2.02    Reserve Account..........................................  2

                                   ARTICLE III

                    GUARANTOR REPRESENTATIONS AND WARRANTIES

SECTION 3.01    Guarantor Representations and Warranties.................  3

                                   ARTICLE IV

                              COVENANT OF GUARANTOR


                                    ARTICLE V

                               GUARANTOR DEFAULTS

SECTION 5.01    Guarantor Defaults.......................................  4

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.01    Further Assurances.......................................  5
SECTION 6.02    Indemnities..............................................  5
SECTION 6.03    No Waiver; Remedies Cumulative...........................  6
SECTION 6.04    Governing Law............................................  6
SECTION 6.05    Consent to Jurisdiction:  Waiver of Immunities...........  6
SECTION 6.06    Notices..................................................  6
SECTION 6.07    Assignment...............................................  7
SECTION 6.08    Capital Markets Funding..................................  7
SECTION 6.09    Severability.............................................  7
SECTION 6.10    Attorney's Fees..........................................  7
SECTION 6.11    Setoff...................................................  7
SECTION 6.12    Limitation on Third Party Beneficiaries..................  8


                                                                        Page
                                                                        ----
SECTION 6.13    Term of the Agreement; Termination; Renewal..............  8
SECTION 6.14    Entire Agreement; Amendment..............................  8
SECTION 6.15    Headings.................................................  8
SECTION 6.16    Counterparts.............................................  8

                               GUARANTY AGREEMENT

     This GUARANTY AGREEMENT is executed as of April 18, 1996 between KFC NATIONAL PURCHASING COOPERATIVE, INC., d/b/a FOODSERVICE PURCHASING COOPERATIVE, a Delaware corporation, as guarantor (the "Guarantor" or "FoodService") and NATIONAL CONSUMER COOPERATIVE BANK, a financial institution organized under the laws of the United States ("Buyer" or "NCB").

     WHEREAS, FoodService, as seller, and NCB, as Buyer, entered into a certain Loan Origination and Purchase Agreement dated as of April 18, 1996 (the "Loan Agreement") which provides for NCB to underwrite, process and originate, as agent for, and in the name of, FoodService, Loans as described in the Loan Agreement, which Loans will be immediately sold by FoodService to NCB and thereafter serviced by NCB pursuant to the terms and conditions set forth in the Loan Agreement; and

     WHEREAS, in order to induce the Buyer to enter into the Loan Agreement, the Guarantor has agreed to provide certain guaranties with respect to the Loans; and

     WHEREAS, the parties have determined to enter into this Guaranty Agreement (this "Agreement") in which the Guarantor's guaranties for the benefit of the Buyer will be set out.

     NOW, THEREFORE, for full and fair consideration, the parties hereto agree as follows:

     ARTICLE I

                                   DEFINITIONS

       SECTION 1.01 Defined Terms. Terms used herein and not otherwise defined shall have the meanings given in Article I of the Loan Agreement. In addition, the following terms, as used herein, have the following meanings:

       "Guaranty" shall mean the first loss guaranty of Liquidation Losses provided by Guarantor in accordance with Section 2.01 of this Agreement.

       "Guaranty Amount" shall mean, for each Loan, at any time, an amount equal to (a) if such Loan is a Preferred Loan or a Superior Loan, ten percent (10%) of the Principal Balance of such Loan, (b) if such Loan is a Standard Loan, twenty-five percent (25%) of the Principal Balance of such Loan, and (c) if such Loan is a Large Loan, $100,000 per each Large Loan, provided that the aggregate Guaranty Amount for all Large Loans shall in no event exceed $500,000.

     "Guaranty Payments" shall mean (i) the amounts paid by Guarantor to the Buyer pursuant to the Guaranty and (ii) the amounts transferred from the Reserve Account to the Buyer in payment of the Guaranty.

                                   ARTICLE II

                             GUARANTOR AND GUARANTY

     SECTION 2.01 Guarantor's Guaranty. In order to induce Buyer to purchase the Loans, Guarantor hereby agrees to provide to the Buyer a Guaranty of Liquidation Losses with respect to each Loan, equal at any time to the then current Guaranty Amount for each such Loan. Following (i) the earlier of (A) the collection of all Liquidation Proceeds and other amounts with respect to a Defaulted Loan and (B) a Defaulted Loan being deemed to be a Liquidated Loan, and (ii) determination of Liquidation Loss thereon (which in the case of a Defaulted Loan deemed to be a Liquidated Loan may be the full Principal Balance of such Loan), the Buyer shall notify Guarantor of the amount of Liquidation Loss. Within five (5) Business Days of receipt of such notice, Guarantor shall make a Guaranty Payment to the Buyer in the amount of such Liquidation Loss from either or both of the following sources, at the Guarantor's option: one, funds available in the Reserve Account and/or two, payment by the Guarantor; provided, however, that in the event the Guarantor does not make a Guaranty Payment when due, the Buyer shall withdraw such Guaranty Payment from the Reserve Account; and provided further, however, that Guarantor's obligation to make a Guaranty Payment with respect to any Loan shall be limited to the then available Guaranty Amount for such Loan and, in the case of a Large Loan which is a Defaulted Loan, shall be further limited such that the Guaranty Amount to be paid with respect to such Large Loan would not exceed $100,000. Notwithstanding anything to the contrary herein, the Guaranty Amount to be paid with respect to all Loans (excluding Large Loans) shall not exceed $2,750,000 or with respect to Large Loans, shall not exceed $500,000. The maximum Guaranty Amount shall be increased if the Maximum Purchase Amount is increased pursuant to the terms of the Loan Purchase Agreement.

     SECTION 2.02 Reserve Account. The Guarantor and Buyer acknowledge that the Reserve Account has been established pursuant to Section 5.02 of the Loan Agreement, will be maintained for the benefit of the Guarantor, and will be applied as provided herein and in Section 5.02 of the Loan Agreement. The parties also acknowledge that moneys in the Reserve Account are the functional equivalent of the Guaranty and that amounts in the Reserve Account will, unless the Guarantor notifies the Buyer that it will make the Guaranty Payment and the Guarantor makes such Guaranty Payment when due, be first applied to make any Guaranty Payment for Liquidation Loss demanded of the Guarantor. Subject to the provisions of this Agreement, the Guarantor hereby pledges to the Buyer any and all of its right, title and interest in and to the Reserve Account, including any and all moneys, instruments and securities therein to secure its payment of the Guaranty.


                                   ARTICLE III

                    GUARANTOR REPRESENTATIONS AND WARRANTIES

     SECTION 3.01 Guarantor Representations and Warranties. The Guarantor hereby represents and warrants to, and agrees as follows as of each Closing Date and as of the date of execution of this Agreement:


         (a) The execution, delivery and performance of Guarantor's obligations under this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Guarantor or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement (other than this Agreement) or instrument to which it or any of its Subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-Laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the consummation of the other transactions contemplated by this Agreement.


         (b) This Agreement has been duly authorized, executed and delivered by Guarantor and this Agreement is the valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         (c) Except as described in Reports on Form 10-K, 10-Q or 8-K filed by the Guarantor with the Securities and Exchange Commission, there are no actions, proceedings, investigations, or claims against or affecting Guarantor now pending before any court, arbitrator or other Governmental Authority (nor to the knowledge of Guarantor has any thereof been threatened nor does any basis exist therefor) which if determined adversely to the Guarantor would be likely to have a material adverse effect on the financial condition or operations of Guarantor or on Guarantor's ability to perform its obligations under this Agreement. With respect to the litigation described in the reports filed by the Guarantor with the Securities and Exchange Commission, a determination in such litigation that is materially adverse to the Guarantor would not have a material adverse effect on the financial condition or operations of Guarantor or on Guarantor's ability to perform its obligations under this Agreement.


                                   ARTICLE IV

                              COVENANT OF GUARANTOR

     At all times prior to the later of (i) the Termination Date or (ii) the date on which all obligations of the Seller under the Loan Agreement and Guarantor under this Agreement have been performed in full, Guarantor agrees to obtain and promptly furnish to Buyer, from time to time, evidence of all such Government Approvals as may be required, if any, to enable the Guarantor to comply with its obligations under this Agreement.


                                    ARTICLE V

                               GUARANTOR DEFAULTS

     SECTION 5.01 Guarantor Defaults. Any of the following acts or occurrences shall constitute "Guarantor Defaults" under this Agreement.

         (a) Guarantor Default. Guarantor shall fail to make any payment due under its Guaranty and such failure shall remain unremedied for five (5) Business Days after written notice thereof shall have been given to Guarantor by Buyer; or

         (b) Performance Default. Guarantor shall fail to perform or observe any other obligation, covenant or term of this Agreement and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Guarantor by Buyer; or


         (c) Voluntary Bankruptcy, Etc. Guarantor shall: (1) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (2) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

         (d) Involuntary Bankruptcy, Etc. An order for relief shall be entered against Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the or Guarantor, or of any substantial part of the property of Guarantor or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of one hundred twenty (120) days after the filing of any involuntary petition against it seeking any of the relief specified in Section 5.01(c) or this Section 5.01(d) without the petition being dismissed prior to that time; or

        (e) Insolvency, Etc. Guarantor shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Guarantor, or (iii) admit its insolvency or liability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Guarantor;

then, in the event of any Guarantor Default, the Buyer shall have the right to pursue all legal remedies available to it and to terminate the Guarantor's rights under this Agreement or the Loan Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01 Further Assurances. Each party hereto agrees to execute and deliver to the other party and to perform all such other acts as the other party may reasonably request to carry out the transactions contemplated by this Agreement.

     SECTION 6.02 Indemnities. Guarantor will defend and hereby indemnify Buyer and its successors, assigns, servants and agents (hereinafter "Indemnitees") against and agree to protect, save and keep harmless and make whole each thereof, from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable attorneys' fees, of whatever kind and nature imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of (i) any breach or alleged breach of any covenant, agreement or other obligation by the Guarantor under this Agreement or by the Seller under the Loan Agreement and (ii) any representation or warranty made by the Guarantor under this Agreement or the Seller under the Loan Agreement which was untrue or allegedly untrue when made or delivered. Any indemnity payments required under this Section 6.02 shall be paid within thirty (30) days following notice thereof from the Indemnitee to Guarantor (which notice shall describe in reasonable detail the matter with respect to which indemnification is required and shall set forth the computation used in determining the amount of the indemnity payment). All of the rights and privileges of each Indemnitee under this Section 6.02, and the rights, privileges and obligations of Guarantor hereunder, shall survive the expiration or other termination of this Agreement.

     SECTION 6.03 No Waiver; Remedies Cumulative. No failure by the Guarantor or Buyer to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

     SECTION 6.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6.05 Consent to Jurisdiction: Waiver of Immunities. Guarantor and Buyer hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the District of Columbia in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     SECTION 6.06 Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, telegram or cable and shall be sent for next Business Day delivery to each party at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to the other party. Except as otherwise specified, all such notices and communications if duly given or made shall be effective upon receipt.

     SECTION 6.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns. Notwithstanding the foregoing, the Guarantor may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of the other parties, and any such assignment or transfer purported to be made without such consent shall be ineffective. Buyer may, however, sell, assign or transfer its rights hereunder, the Loans and related Property and the guaranties provided herein, including any sale or assignment to achieve a capital markets funding, without the consent of the Guarantor. Further, the Guarantor agrees to recognize any such buyers or assignees as Successors and assigns of the Buyer hereunder, with all rights of the Buyer hereunder.

     SECTION 6.08 Capital Markets Funding. Guarantor hereby agrees to cooperate with Buyer in making such reasonable modifications to this Agreement, in executing such other documents and certificates, in causing to be prepared and delivered such opinions, certificates, financial reports and letters, and in taking such other actions, as are reasonably necessary to achieve capital markets funding of the Loans and the related Property or to improve the execution of such funding. The Buyer shall be responsible for all fees and expenses incurred in connection with a capital markets funding of the Loans, except for any fees and expenses incurred by FoodService or its legal counsel or agents up to $2,500. The Buyer shall be responsible for any fees and expenses of Seller's counsel in excess of $2,500, provided that the Seller shall be responsible for the cost of obtaining a New York law opinion with respect to the enforceability of this Agreement and the Loan Agreement from a law firm of the Guarantor's choice resonably acceptable to the Buyer.

     SECTION 6.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     SECTION 6.10 Attorney's Fees. In the event it is necessary for any party hereto or its Successors or assigns to institute suit in connection with this Agreement or the breach thereof, the prevailing party in such suit shall be entitled to reimbursement for its reasonable costs, expenses and attorney's fees incurred including fees incurred on any appeal.

     SECTION 6.11 Setoff. In addition to any rights now or hereafter granted under applicable law, upon the occurrence of any Termination Event, Buyer is hereby authorized by Guarantor at any time, with notice to Guarantor, to set off and to appropriate and to apply to the amounts then owed by Guarantor to Buyer hereunder, any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by Buyer to Guarantor.

     SECTION 6.12 Limitation on Third Party Beneficiaries. No provision, warranty, representation, or agreement herein, whether express or implied, is intended to or shall be construed as conferring upon any Person not a party hereto (including, without limitation, any Obligor) any rights or remedies whatsoever.

     SECTION 6.13 Term of the Agreement; Termination; Renewal. This Guaranty Agreement shall remain in full force and effect until, and shall terminate on the earlier of (i) the day following the date on which the Loan Agreement is terminated or (ii) June 1, 2000; provided, however, that termination of this Agreement on such termination date shall not affect in any manner the liability of the Guarantor with respect to (a) any Guaranty Amount due and owing prior to such termination date, (b) any other rights accrued to the Buyer prior to such termination date under this Agreement or the Loan Agreement, (c) the indemnification rights set forth in Section 6.02 hereof (clauses (a), (b) and (c) collectively referred to as the "Prior Obligations"), or (d) extension or renewals of, interest accruing on, or the fees, costs or expenses incurred with respect to, such Prior Obligations prior to, on or after such termination date. The Guarantor and the Buyer may agree in writing to extend or renew this Guaranty Agreement for additional 3-year periods or such other period as is reasonably acceptable to both parties.

     SECTION 6.14 Entire Agreement; Amendment. This Agreement comprises the entire agreement of the parties and may not be amended or modified except by written agreement of the parties hereto. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     SECTION 6.15 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     SECTION 6.16 Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.


                                     KFC NATIONAL PURCHASING COOPERATIVE, INC., d/b/a FOODSERVICE PURCHASING COOPERATIVE,
                                         as Guarantor


                                     By ___________________________________
                                        Its _______________________________


                                     Notice Address:
                                        950 Breckenridge Lane
                                        Louisville, Kentucky  40232
                                        Attention: Chief Financial Officer



                                     NATIONAL CONSUMER COOPERATIVE BANK,
                                     as Buyer


                                     By ___________________________________
                                        Its _______________________________


                                     Notice Address:
                                        1401 Eye Street, N.W.
                                        Suite 700
                                        Washington, D.C. 20005